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                                                                   Exhibit 10.44


                          International Controls Corp.
                            2016 North Pitcher Street
                           Kalamazoo, Michigan  49007


                                  April 6, 1994


Mr. Jay H. Harris
550 South Ocean Boulevard
Apt. 2203
Boca Raton, Florida  33432

     Re:  Employment Agreement, Effective as of
          July 1, 1992 (the "Employment Agreement"),
          between International Controls Corp.
          and Jay H. Harris
          ------------------------------------------

Dear Jay:

          This will confirm our waiver of the requirement, set forth in Section
1.1 of the Employee Agreement, that notice of termination of the Employment Agreement must be given 60 days prior to the end of the then current Term
(as defined in the Employment Agreement). We agree that such notice may be given by either party at any time and the Agreement will terminate 60 days after the receipt of such notice. This waiver shall not constitute a waiver of any other rights of either party under the Employment Agreement and, except as modified by this waiver, the provisions of the Employment Agreement remain in full force and effect.

          If the foregoing is consistent with your understanding, please so indicate by signing below.

                                Very truly yours,

                                International Controls Corp.

                                By: /s/ David R. Markin
                                    ------------------------------
                                    Name: David R. Markin
                                    Title: President


AGREED AND ACKNOWLEDGED:

/s/ Jay H. Harris
- ------------------------------
Jay H. Harris